                                                                   Exhibit 10.35


                                   LEASE AGREEMENT

THIS AGREEMENT is made and entered into this 29 day of May, 1998, by and between VRS/TA/S Houston, L.P., a Texas limited partnership (hereinafter called "Lessor"), and United Stationers Supply Co., an Illinois corporation (hereinafter called "Lessee").

                           W  I  T  N  E  S  S  E  T  H:

Lessor, for and in consideration of the covenants of Lessee herein contained, and subject to the terms, provisions and conditions hereinafter set forth, hereby leases, demises and lets unto Lessee, and Lessee hereby leases and takes from Lessor, that certain tract or parcel of land situated in Harris County, Texas, as described in EXHIBIT A attached hereto and made a part hereof (the "Land"), together with and including the building containing approximately 240,000 square feet of floor space and improvements to be made thereon by Lessor as provided in ARTICLE 1 below, said Land and improvements being hereinafter referred to as the "Leased Premises".

TO HAVE AND TO HOLD the said Leased Premises, together with all and singular rights, privileges, and appurtenances "hereunto attaching and belonging, unto the said Lessee for and during the term hereinafter set forth and in accordance with the terms, provisions and conditions set forth below.

Wherever and as often as the words this "Agreement" or this "Lease" are used or appear in this instrument, the same shall mean and refer to this instrument, and all exhibits hereto and all plans, drawings and specifications identified herein and any amendments to the same.

                                     Article 1

                       CONSTRUCTION OF IMPROVEMENTS BY LESSOR

              (a) CONSTRUCTION DOCUMENTS: Lessor will construct on the Leased Premises a warehouse and office building containing a total of approximately 240,000 square feet of space (the "Building"), together with adjacent outdoor surface parking consisting of not less than 80 spaces, and the landscaping and other improvements, if any, located outside of the Building on the Property (the "Common Areas") all as described on the site plan, the floor plan, and the related documents attached hereto as EXHIBIT B (collectively, the " Site Plan Documents"). As used herein, the term "Improvements'' shall mean the Building and the Common Areas. Based upon the Site Plan Documents, Lessor and Lessee shall consult and cooperate with each other to finalize the initial construction plans so that the Lessor can prepare all of the detailed architectural plans and specifications and the structural, mechanical, electrical, and related construction documents for the Building (the "Construction Documents"). The Site Plan Documents have been prepared by
Lessor in consultation with, and approved by, Lessee. Within 75 days after the date of this Lease (as extended due to any Initial Delay [as defined below]) Lessor shall deliver to Lessee final and complete copies of all of the final Construction Documents which shall be prepared by Lessor, at Lessor's expense, pursuant to and in accordance with the Site Plan Documents and the procedures set forth herein. Within twenty (20) days after Lessee's receipt of the Construction Documents, Lessee shall deliver to Lessor a written notice approving the same or a written notice specifying any of Lessee's objections thereto; provided that Lessee shall not have the right to object to any aspect of the Construction Documents which are logical extensions of detail and substantially consistent with the general nature and scope of the Improvements as shown on the Site Plan Documents. Lessor and Lessee shall use reasonable good faith efforts to resolve any disagreements regarding any objection made by Lessee to the Construction Documents. If
Lessor and Lessee do not resolve any such disagreements within twenty (20) days after the date of Lessee's notice to Lessor, both Lessor and Lessee shall have the right to terminate this Lease by written notice given to the other party at any time after such date and prior to the mutual approval of the Construction Documents. As used herein, the term "Initial Delay" shall mean any delay in the completion of the initial Construction Documents which is directly attributable to (i) any new or additional changes to the Improvements requested by Lessee prior to the completion of the initial Construction Documents, or (ii) any delay by Lessee in responding to the initial Construction Documents beyond the 20-day period provided herein.

              (b) CONSTRUCTION SCHEDULE: The general contractor for the Improvements selected by Lessor and approved by Lessee is Dillard & Weaver Construction, Inc. (the "Contractor"). If Lessor determines that it is necessary or desirable to find a substitute general contractor, Lessor shall have the right to dismiss the contractor and select an appropriate substitute, which selection shall be subject to the approval of Lessee, which approval shall not be unreasonably withheld. All of the construction work shall be carried out by a Contractor under the sole direction of Lessor. Within thirty (30) days after the date hereof, Lessor shall prepare and furnish to Lessee a construction schedule for the Improvements showing the time periods estimated by Lessor for the completion of the major phases of the Improvements (the "Construction Schedule"). Lessor shall make a good faith effort to advise Lessee as soon as reasonably possible if Lessor determines that Lessor's actual progress in completing any phase of the Improvements is behind the time periods set forth on the Construction Schedule in any material way.

              (c) COMMENCEMENT AND COMPLETION DATES: On or before September 1, 1998 (as extended due to any Initial Delays) (which date is referred to herein as the ("Construction Date"), Lessor shall, at Lessor's sole cost and expense, commence the on-site physical construction of the Improvements on the land. From and after the Construction Date, Lessor shall use diligent efforts to cause Substantial Completion of the Improvements in accordance with the Construction Documents to occur on or before May 1, 1999 (the "Scheduled Completion Date").

              (d) TAX ABATEMENT: Lessee has filed an application for property tax abatement with the City of Houston - Harris County - Independent School District. The parties agree that the receipt of such tax abatement is a material condition for Lessee to enter into this Lease. Accordingly, it is agreed that if such tax abatement is not received by Lessee, Lessee may terminate the Lease as provided in Section 1(e).

              (e)    LESSEE'S RIGHT TO TERMINATE:

                     (1) If Lessee has not received a property tax abatement by AUGUST 1, 1998 or if Lessor has not commenced construction of the Improvements on or before Commencement Date in accordance with the terms set forth in SECTION 1(c) of this Lease, Lessee shall have the right to terminate this Lease by written notice given to Lessor at any time after denial of the tax abatement or after the Construction Date and prior to the date that Lessor actually commences such construction. If Lessor has not caused Substantial Completion of the Improvements to occur on or before the Scheduled Completion Date (as extended due to any Lessee Delay and to any Unavoidable Delay), Lessee shall have the right to terminate this Lease by written notice given to Lessor at any time after the Scheduled Completion Date and before the date that Substantial Completion actually occurs. If Lessor has not caused Substantial Completion of the Improvements to occur on or before JULY 1, 1999 (as extended due to any Lessee Delay but not extended for any Unavoidable Delay), Lessee shall have the right to terminate this Lease by written notice given to Lessor at any time after such date and prior to the date that Substantial Completion actually occurs.

                     (2)    In the event of any termination of this Lease under
              SECTION 1(a) or under this SECTION 1(e), Lessor and Lessee shall be relieved of all further obligations under this Lease, which obligations shall continue in full force and effect.

              (f) SUBSTANTIAL COMPLETION: As used herein, the term "Substantial Completion" shall mean the date when all of the following events have occurred:

              (1) The project architect (the "Architect") shall have delivered to Lessor and Lessee a written certificate stating that all of the Improvements have been substantially completed in substantial accordance with the Construction Documents, except for the Punch List Items.

              (2) Lessor shall have obtained a final Certificate of Occupancy for the Building permitting the use of the Building for warehouse and office use.

              (3) Lessor shall have delivered to Lessee written certification that Lessor has met its obligations under clauses (1) and (2) of this
       SECTION 1(f), together with a current list of the approved Punch List Items.

              Notwithstanding the foregoing, Lessor shall give to Lessee not less than ten (10) days written notice of the date on which Lessor expects to achieve Substantial Completion.

              (g) CHANGE ORDERS: Lessee may, from time to time, submit to Lessor any written requests for changes or additions to the Construction Documents and/or the Improvements desired by the Lessee in such detail as Lessor may reasonably require (each a "Change Order"), which changes or additions shall be subject to Lessor's approval, which approval shall not be unreasonably withheld or delayed. Such approval shall include Lessor's written notice to Lessee of (i) the net increase, if any, in the actual out of-pocket cost to be incurred by Lessor in completing the work associated with the Change Order (the "Change Cost"), and (ii) the anticipated delays, if any, in completing the work as a result of such Change Order, including the processing thereof (the "Change Delay"). Within five (5) business days after Lessee's receipt of such notice, Lessee shall give to Lessor written notice to proceed or not to proceed with the Change Order. Lessee's notice to proceed with the Change Order shall include a specific written agreement from Lessee to pay to Lessor the Change Cost and written confirmation of Lessee's acceptance of the Change Delay as a Lessee Delay hereunder. Following the required approvals, upon Lessee's written acceptance of any such Change Order, Lessor shall promptly revise the Construction Documents to incorporate the Change Order and shall proceed to complete the Improvements in accordance with the Change Order. Any and all Change Costs approved by Lessee and incurred by Lessor hereunder shall be reimbursed by Lessee to Lessor over the initial ten (10) year term of this Lease in amounts equal to for each year the sum of 10.5% multiplied by the total amount of the Change Costs. Such amounts shall be reimbursed by Lessee to Lessor in equal monthly installments together with the base rent payable by Lessee hereunder. Notwithstanding the foregoing, Lessor shall not be obligated hereby to pay any Change Costs after the total sum of all Change Costs paid by Lessor hereunder causes the total change order to exceed $200,000.00. Any Change Costs which will not be paid by Lessor hereunder shall be paid by Lessee on an item by item basis within ten (10) business days after the date that each such Change Order has been completed by Lessor and Lessor has delivered to Lessee a written invoice for such work. Calculations of any Change Costs shall be subject to audit, verification, and correction, if necessary, by Lessee (who shall have access to the relevant books and records maintained by Lessor for such purpose) without either party being prejudiced by any prior payment thereof; provided that any such audit shall be completed for each Change Order within forty-five (45) days after the date of Lessee's receipt of the relevant invoices, statements, and other documents supporting Lessor's calculation of the Change Cost for each such Change Order. Any disagreements between Lessor and Lessee regarding the calculation of any Change Costs shall be resolved in accordance with the procedures set forth in Section l(p) of this Lease.

              (h) SUBSTANTIAL COMPLETION AND PUNCH LIST ITEMS: As used herein, the term "Punch List Items" shall mean details of construction, decoration, and mechanical adjustment which are part of the Improvements and which in the aggregate, are minor in character and do not materially interfere with the Lessee's use or enjoyment of the Leased Premises. Concurrently with Substantial Completion, the Architect, the Contractor, Lessor, and Lessee shall meet to review and approve of the matters to be included as Punch List Items, which approvals shall not be unreasonably withheld. Punch List Items shall be completed by Lessor at Lessor's expense. Lessor shall use its best efforts to complete all of the Punch List Items within thirty (30) days after the date of Substantial Completion.

              (i) LESSOR'S WARRANTY: In addition to (and not in lieu of) Lessor's obligations under the Lease with respect to repairs, Lessor warrants to Lessee that the Improvements will be free from defects in workmanship and materials for a period of one (1) year after the date of Substantial Completion. If, at any time during such warranty period, any of the workmanship or material used in the construction of the Improvement is defective, and Lessee shall, within the warranty period, so notify Lessor in writing that such workmanship or material is defective, Lessor shall cause such defective workmanship or material to be corrected, repaired, or replaced in a manner reasonably acceptable to both Lessor and Lessee. Such correction, repair, or replacement shall be performed by Lessor, at Lessor's expense, as promptly as reasonably possible and in such manner so as to minimize any interference with Lessee in its operations in and about the Leased Premises. If Lessor fails to correct any such defect within a reasonable period of time after Lessor's receipt of notice thereof, Lessee shall have the right (but not the obligation), in addition to all other rights and remedies available to Lessee for such failure, to correct such defect and to require Lessor to reimburse Lessee for all of the costs incurred by Lessee in connection therewith, including a reasonable amount for Lessee's overhead and administrative costs in coordinating such work. Lessor shall pay such costs to Lessee within five (5) business days after Lessor's receipt of a written statement therefor. Within thirty (30) days after the Commencement Date, Lessor shall deliver to Lessee one complete set of an as built mylar drawing for the Building and copies of all manuals, pamphlets, and other instructional materials received by Lessor covering the care, use, operation, and maintenance of the materials and equipment used in the construction of the Improvements.

              (j) INSPECTIONS AND ACCESS BY LESSEE: Lessee and Lessee's representatives shall have the right, from time to time, to observe the progress of the Improvements, to inspect the installation of the Improvements, and to object to any aspect of the Improvements which is not in substantial conformance with the Construction Documents; provided, however, no such observation shall create liability or responsibility on the part of Lessee with respect to the nature or quality or the Improvements. Lessor shall be available, and cause the Contractor to be available, to Lessee or its representatives from time to time upon reasonable prior notice when necessary or desirable for the purpose of reviewing the Improvements.

              (k) COMPLIANCE WITH LAWS: Lessor, at its expense, shall obtain all approvals, permits, and other consents required to commence, perform and complete the Improvements; shall at all times cause all work in connection with the Improvements to be carried out in compliance with all such consents and in compliance with all applicable laws, codes, regulations, and other legal requirements; and shall maintain for inspection by Lessee, upon reasonable request and at reasonable intervals, copies of the invoices and statements relating to the Improvements which Lessor generally maintains and all approvals, permits, inspection reports, notices, and other similar documents prepared or received by Lessor or the Contractor.

              (l) LESSEE'S WORK: All finishing work, equipment installation, cabling, and interior wall finish for the offices, or other work (the "Lessee's Work") desired by Lessee, if any, and not initially or thereafter included in the Improvements, shall be performed by Lessee, at Lessee's expense, through contractors selected by Lessee and approved by Lessor, which approval shall not to be unreasonably withheld or delayed. Lessor and Lessee shall each cause their respective general contractor and/or subcontractors for the Improvements and Lessee's Work to cooperate with each other in facilitating the mutual access to the Leased Premises and in coordinating the timing of the stages of the Improvements and the Lessee's Work so as to facilitate the completion on a timely basis. To the extent reasonably possible and without having to incur additional expense, Lessor shall, prior to Substantial Completion, provide Lessee with access to the Leased Premises and storage space at the site for Lessee's equipment, trade fixtures, and other property in connection with Lessee's Work and shall furnish water, electricity, elevator service, and HVAC to the Leased Premises during the performance of any Lessee's Work; provided that, if requested by Lessor, Lessee shall reimburse Lessor for the cost of any such utility services used by Lessee, which cost shall be prorated by Lessor on a fair and equitable basis to reflect the amount of such services actually used by Lessee in connection with the performance of any of the Lessee's Work.

              (m) LESSEE DELAYS: The term "Lessee Delay" shall mean any actual delay in the completion of the Improvements which delays Substantial Completion and which is due to any act or omission of Lessee, its agents, or contractors. Lessee Delays shall include:

              (1)    Initial Delays

              (2)    Change Delays.

              (3) Any unreasonable delay by Lessee in giving Lessor notice of Lessee's approval of any Change Orders or in giving Lessor notice of any other consents or approvals required of Lessee hereunder in connection with the Improvements.

              (n) UNAVOIDABLE DELAY: In the event Lessor shall be delayed or hindered in or prevented from the performance of any act required hereunder in connection with the completion of the Improvements by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war or other reason of a like nature and not within the reasonable control of Lessor ("Unavoidable Delay"), then the time allowed for performance of such act shall be extended by a period equivalent to the period directly attributable to such delay.

              (o) NOTICE OF DELAY: At the request of either the Lessor or the Lessee, at any time and from time to time prior to the date of Substantial Completion, Lessor or Lessee may require the other party to provide a written notice setting out whether or not Lessor or Lessee, as the case may be, is aware of any delays under either Section 1(m) or Section 1(n) hereof as of the date of such notice.

              (p) RESOLUTION OF DISPUTES: If Lessor and Lessee disagree as to whether the Construction Documents have been properly prepared or as to whether any aspect of the Improvements has been fully or properly completed, or is otherwise defective, or as to the appropriate manner to correct any such deficiency, or as to the calculation of Change Costs hereunder, or as to the designation of any Lessee Delay or Lessor Delay hereunder, and if Lessor and Lessee, using their reasonable good faith efforts, are otherwise unable to resolve such dispute, then such dispute shall be resolved by referring the same to Joe Powers architect, whose address is 811 Rusk, Suite 101, Houston, Texas 77002 and whose telephone number is (713) 227-0811 (the "Consulting Architect"). In order to initiate such a resolution of any dispute, a party shall be required to give the other party and the Consulting Architect written notice requesting such resolution, which notice shall identify the issue in dispute. The Consulting Architect shall promptly notify the parties of the date, time, and place for the meeting to resolve of such dispute, which date shall in no event be later than ten (10) business days after the Consulting Architect's receipt of the demand for resolution. Such notice may be given by telephone if promptly confirmed by written notice. At the conclusion of such meeting, the Consulting Architect shall advise both parties of the Consulting Architect's decision. The Consulting Architect shall send the parties written notice confirming such decision immediately thereafter. Both parties shall be bound by any and all decisions made by the Consulting Architect and shall perform their obligations hereunder in accordance with such decisions. The Consulting Architect's fees and expenses shall be split equally between the parties.

                                     Article 2

                                        TERM

              (a) Subject to and upon terms, provisions and conditions hereinafter set forth, this Lease shall be and continue in full force and effect for an initial term of ten (10) years ("Initial Term" or "Term"), beginning on the Commencement Date as hereinafter defined.

              b) The Initial Term of this Lease shall commence on the date that Lessor has Substantially Completed the Improvements and delivered possession of the Leased Premises to Lessee (the "Commencement Date"). There is attached to this Lease as EXHIBIT C a form of declaration by Lessor and Lessee relating to the date of commencement of the term hereof, which declaration shall be executed by both Lessor and Lessee upon said Commencement Date. The date of delivery of such possession, as shown by said declaration, shall be the Commencement Date of the Initial
Term of this Lease.

              (c) It is agreed that Lessee may enter into the Leased Premises prior to the completion of the Improvements for the purpose of completing the Lessee's Work, if any, without being deemed thereby to have taken possession of the Leased Premises or obligated itself to pay rent; provided that Lessee's Work shall in no way interfere with the construction of such Improvements or the work of Lessor or of Lessor's Contractor and shall not subject Lessor to any liabilities whatsoever. Any equipment or fixtures installed by Lessee during such period shall remain vested in Lessee; provided, however, that if any such equipment or fixtures installed by Lessee pursuant to the terms of this SECTION 2(c) shall be removed prior to the expiration date of this Lease, Lessee shall be obligated, at its expense, to restore the Building to the condition existing prior to the installation of such equipment and fixtures.

              (d) So long as there is no uncured default hereunder by Lessee as of the date of Lessee's exercise of any Renewal Option or as of the date of the commencement of any Renewal Term, Lessee shall be entitled and is hereby granted two (2) successive options (the "Renewal Options") to extend the Term of this Lease for an additional period of five (5) years each (the "Renewal Terms"). Except for rental, as hereinafter defined and separately provided for, the Renewal Terms shall be on all the other terms and conditions of this Lease. Lessee shall be entitled to exercise each Renewal Option by giving notice of such exercise to Lessor not less than twelve (12) months prior to the expiration of the Initial Term or first Renewal Term, as the case may be. Should Lessee fail to timely exercise a Renewal Option in accordance with the preceding provisions, said Renewal Options shall expire and be of no further force and effect.

              (e) At the request of either party, the parties agree to execute a short form memorandum of lease confirming the basic terms of this Lease for recordation purposes.
                                     ARTICLE 3

                                       RENTS

              (a)    BASE RENT AND ADJUSTMENTS.

                     (1) BASE RENT. As consideration for the use and occupancy of, and as rental for, the Leased Premises, Lessee promises and agrees to pay Lessor, while this Lease remains in force and effect, for the Initial Term, $7,300,000.00 paid in monthly payments in advance $ 60,833.33 per month.

                     (2) UNANTICIPATED SITE CONDITIONS. Within thirty (30) days after the date of this Lease, Lessor shall complete an engineering evaluation and analysis of the Land to determine whether the site contains any unanticipated physical conditions (an "Unanticipated Site Condition") which will cause the Lessor to incur any Material Construction Cost which was not foreseen by Lessor and not budgeted for in the cost estimates prepared by Lessor and delivered to Lessee prior to the date of this Lease. If Lessor discovers any such Unanticipated Site Condition, Lessor shall give prompt written notice thereof to Lessee describing the condition, the actions required to correct it, and the estimated cost of such actions. If, within thirty (30) days after Lessee's receipt of such notice from Lessor, Lessee and Lessor have not agreed upon an allocation of such costs
              (through an adjustment of rent or otherwise), both Lessor and Lessee shall have the right to terminate this Lease by written notice given to the other party. Any such termination shall have the same effect as described in SECTION 1 (e) (2).

              (b) If the term of this Lease, as provided in SECTION 2(b), commences on a day other than the first day of a calendar month, then the first monthly rental payment shall be reduced to and shall be the proportionate part of the monthly rental owed for the number of days between such Commencement Date and the first day of the following month. Such first rental payment shall be due on the Commencement Date of this Lease, as provided in SECTION 2(b), and the succeeding payments of monthly rental shall be due and payable on or before the first day of each succeeding calendar month thereafter during the full term of the Lease.

              (c) The rental for each Renewal Term shall be equal to the rental for the previous period plus 10% or the total increase in the Consumer Price Index (CPI) over the previous five years, whichever is less.

              (d) Except as may otherwise be provided herein, Lessee agrees to pay the rental herein reserved at the times set forth above, without deduction or offset, in lawful money of the United States of America. All such rental payments shall be made to Lessor at the following address:

                            VRS/TA/S Houston, L.P.
                            520 Post Oak Blvd., Suite 320
                            Houston, Texas  77027

or to such other person or to such other place as Lessor may from time to time designate.

                                     Article 4

                                       TAXES

              (a) The term "Taxes" as used herein shall mean all taxes, levies and assessments of every character imposed or assessed upon or against the Leased Premises by any governmental agency or authority having jurisdiction, whether foreseen or unforeseen; provided nothing herein shall require or be construed to require Lessee to pay any gift, estate, inheritance, excess profits, succession, capital levy, transfer tax, income tax, payroll tax or other tax assessment, lien, charge or levy arising out of the rent payable by Lessee or other income received by Lessor, its successors or assigns. If at any time during the term, the State of Texas or any political subdivision of the state, including any county, city, city and county, public corporation, district, or the United States of America, levies or assesses against Lessor a tax, fee or excise: (i) on rents, (ii) on the square footage of the Leased Premises, (iii) on the act of entering into this Lease, (iv) on the occupancy of Lessee, or any other tax, fee, or excise, however described, including, without limitation, a so-called value added tax, as a direct substitution in whole or in part for, or (except in the case of (i) above) in addition to, any real property taxes, Lessee shall pay before delinquency said tax, fee, or excise.

              (b) Lessee shall pay all Taxes during the Term of this Lease and any Renewal Term directly to the taxing authority therefor prior to the date on which any such Taxes would become delinquent. Lessee shall furnish to Lessor, within thirty (30) days after the date when due, proof of payment of all Taxes paid by Lessee.

              (c) If any Taxes are paid by Lessor to any taxing authority for any tax year in installments, the amount payable by Lessee hereunder shall be payable in similar installments, and no amount shall be payable by Lessee on account of installments becoming payable after the expiration of the term of this Lease which are attributable to a period of time after the expiration of the term hereof or attributable to any period of time prior to the Commencement Date. If any assessment for new public improvements (and not for repair or replacement of existing public improvements) is payable only in a lump sum, rather than in installments, Lessee shall pay a pro rata share of such assessment based upon the proportion that the number of years remaining in the term of this Lease bears to the expected useful life of such new public improvements as determined by a third party consultant. For purposes of the preceding sentence, the "term" of this Lease shall mean the Initial Term; provided that, if Lessee exercises a Renewal Option, Lessee shall be assessed its pro rata share based upon the proportion that the number of years of such Renewal Term bears to the expected remaining useful life of such public improvement.

              (d) Lessor shall within ten (10) days of receipt, deliver to Lessee statements, assessments and other notices relative to any tax or assessment.

              (e) Lessee shall have the right, before delinquency occurs, of contesting, objecting to or opposing the legality, validity or amount of any such Taxes; provided that prompt notice of such contest, objection or opposition shall be given to Lessor by Lessee at least twenty (20) days before any delinquency; and provided, further, that such contest, objection or opposition shall not be carried on or maintained after the aforementioned time limit for the payment of said obligations unless Lessee shall have duly paid the amount involved under protest or shall have procured and maintained a stay of all proceedings to enforce any collection thereof and shall also have provided for payment thereof, together with all penalties, interest, costs, and expenses, by a deposit of sufficient sum of money or by a good and sufficient undertaking as may be required or permitted by law to accomplish such a stay. In the event of any such contest, objection or opposition, Lessee agrees to pay and discharge any unpaid amounts finally determined to be due within thirty (30) days after the final determination thereof or within such later grace period as may be allowed by law.

                                     Article 5

                                     INSURANCE

              (a) During the entire term of this Lease, Lessee, at its own cost and expense, shall provide and keep in force for the benefit of Lessor and Lessee comprehensive general public liability insurance policies with insurance companies approved by Lessor and in standard form, protecting Lessor and Lessee (and specifically naming Lessor as an additional assured) against any or all liability in the amount of not less than $1,000,000 in respect of any one occurrence and in the amount of not less than $1,000,000 in respect of injuries to or death of any one person, and in the amount of not less than $1,000,000 in respect of destruction or damage to property, which policies shall cover the entirety of the Leased Premises. Lessee may provide its insurance under a blanket policy, provided the insurance has a Lessor's protective liability endorsement attached.

              (b) During the entire term of this Lease, Lessee shall keep the Building and other improvements constituting a portion of the Leased Premises insured in the name of and for the benefit of Lessor and Lessee and the holder of any mortgage or deed of trust on the Leased Premises as their respective interests may appear, against loss or damage by fire and all hazards covered by the standard form of extended coverage endorsement, and containing six (6) months' rents insurance. Such insurance shall be for not less than one hundred percent (100%) of the full replacement value thereof, as the same shall change from time to time. The term "full insurable value" as used herein means agreed value for actual replacement costs, including the cost of debris removal. In addition to such fire and extended coverage insurance, Lessor shall carry Difference In Conditions coverage or its equivalent coverage through an acceptable company admitted in the State of Texas. Lessee shall carry, at Lessee's sole cost and expense, fire and extended coverage casualty insurance on all of the alterations and improvements completed by Lessee in the Leased Premises and all trade fixtures, equipment, inventory, and personal property located on the Leased Premises.

              (c) All insurance policies required by this Article 5 shall be written by companies of recognized financial standing which are highly rated by national rating organizations and are legally qualified to issue such insurance.

              (d) At the commencement of the Initial Term of this Lease, Lessee shall deliver to Lessor Certificates of Insurance manifesting the insurance coverage required by this Article 5 and, at least ten (10) days prior to the expiration of each such policy, shall pay the premiums for the renewal of such insurance and provide information satisfactory to Lessor evidencing payment thereof. All policies shall provide at least twenty (20) days' written notice to both Lessor and Lessee of any cancellation, termination, or material alteration.

              (e) Lessee and Lessor shall cooperate in connection with the collection of any insurance monies that may be due in the event of loss and shall execute and deliver such proofs of loss and other instruments which may be required for the purposes of obtaining recovery of any such insurance monies.

              (f) Anything in this Lease to the contrary notwithstanding, Lessor and Lessee each hereby waive and release the other from and against any and all rights of recovery, claims or causes of action, against the other, its agents, officers, contractors, or employees, for any loss or damage that may occur to the Improvements, the Leased Premises, or any other improvements thereto, or any personal property of such party therein, by reason of fire, the elements, or any other cause which could be insured against under the terms of any of the insurance policies required to be maintained by the respective parties under ARTICLE 5 hereof, regardless of cause or origin, including the negligence of the other party hereto, its agents, officers, contractors, or employees, and covenants that no insurer shall hold any right of subrogation against the other party.

                                     Article 6

                  USE OF LEASED PREMISES AND COMPLIANCE WITH LAWS

              (a) It is understood and agreed that Lessee will use and occupy the Leased Premises for general office and warehouse use and other purposes reasonably related to Lessee's business operations.

              (b) Lessee shall comply with and fulfill all state, federal and municipal laws, regulations and ordinances applicable to the use of the Leased Premises by Lessee and the business of Lessee conducted thereon. In the event that any installations or alterations to any of the Improvements are required by changes in the laws, rules, regulations or ordinances applicable to the Leased Premises because of their use by Lessee becoming effective after the Commencement Date, Lessee shall be required to make such installations or alterations, but Lessee shall be reimbursed by Lessor, within thirty (30) days after receipt of an itemized invoice for same, for a pro rata share of the cost of complying with any such changes applicable to the use of the Leased Premises equal to (i) the excess, if any, of the expected useful life of such alterations or installations over the number of years remaining in the term of this Lease, divided by (ii) the expected useful life of such alterations or installations. For the purposes of the preceding sentence, the "term" of this Lease shall mean the Initial Term; provided that, if Lessee exercises either or both of the Renewal Options, during the applicable Renewal Term, Lessee shall pay its pro rata share of any such remaining costs based upon the proportion that the number of years in such Renewal Term bears to the expected remaining useful life of such alterations.

              (c) Lessee hereby acknowledges the existence of certain laws and regulations at the local, state and federal levels ("Environmental Laws") that control the production, use, transfer, storage and disposal of certain materials that have the potential to cause harm to either the physical environment or living things, such substances hereinafter referred to as "Hazardous Materials". Lessee further acknowledges that it is Lessee's responsibility to ensure that all activities carried out in the Leased Premises during the Term of the Lease and any Renewal Terms thereof are in compliance with the Environmental Laws. Lessee hereby agrees that (i) no activity will be conducted on the Leased Premises that will produce any Hazardous Materials; (ii) the Leased Premises shall not be used for the storage of Hazardous Materials except in accordance with Environmental Laws; and (iii) no toxic or dangerous chemicals or Hazardous Materials shall be released or discharged by Lessee or anyone for whom Lessee is in law responsible on the Leased Premises in excess of quantities permitted by applicable laws. If Lessee violates any of the foregoing covenants, Lessor will provide written notice to Lessee to take corrective action and Lessee will be given a reasonable period of time to commence corrective action. Upon reasonable prior notice to Lessee, Lessor or Lessor's representative shall have the right, but not the obligation, to enter the Leased Premises during normal business hours for the purpose of inspecting the storage, use and disposal of chemicals and materials used in the conduct of Lessee's business to ensure compliance with the Environmental Laws. Should it be determined, in the exercise of Lessor's reasonable discretion, that said chemicals or materials are being improperly stored, transferred, used, or disposed of, then Lessee shall immediately take such corrective action as reasonably requested by Lessor. Should Lessee fail to commence to take such corrective action in a prompt manner, Lessor shall have the right to peform such work and Lessee shall promptly reimburse Lessor for any and all costs associated with said work. If at any time during or after the term of the Lease, the Leased Premises are found to be so contaminated or subject to said conditions, as a result of matters which occurred on or after the Commencement Date and which are caused by Lessee, Lessee shall, within a reasonable time period, diligently institute proper and thorough cleanup procedures at Lessee's sole cost, and Lessee agrees to indemnify and hold Lessor harmless from all claims, demands, actions, liabilities, costs, expenses, damages, fines, reimbursement, restitution and response costs incurred by Lessor in connection therewith, and the obligations for the foregoing indemnification and the responsibilities of Lessee shall survive the termination or expiration of this Lease. Lessor will provide a complete copy of a Level 1 environmental survey to Lessee within fifteen (15) days of lease execution. Lessee shall notify Lessor within fifteen
(15) days of receipt of any objections to the environmental survey.

                                     Article 7

                      CONDITION OF LEASED PREMISES AND REPAIRS

              (a) Following completion of the Improvements by Lessor as provided in ARTICLE 1 above, and except as otherwise herein provided, Lessee agrees, at its sole cost and expense, to maintain all of the Leased Premises in good condition and repair during the full term of this Lease (except for such repairs made necessary by fire or other casualty and which are repaired in accordance with the provisions of ARTICLE 9 below) and shall deliver the Leased Premises to Lessor in as good a condition as existed on the date Lessee took possession, the effects of Latent Defects (hereinafter defined), ordinary wear and tear, and obsolescence in spite of repairs excepted. As used herein, the term "Latent Defects" shall mean any defect in design, materials or workmanship in the initial construction of the Improvements, the plans and specifications for same, and/or subsurface soil conditions. Lessee, at its expense shall maintain in good condition the structure of the Building including the roof, foundation, load bearing and exterior walls. Lessee shall, at its own cost and expense, keep and maintain in good order and repair (except for any Latent Defects, ordinary wear and tear, and obsolescence in spite of repairs) all plumbing, wiring, fixtures, equipment, heating and air conditioning equipment, interior and exterior decorations, glass and painting in and on the Building and the parking area and ingress and egress lanes, it being understood and agreed that Lessor shall have no obligation to maintain the Leased Premises after Lessee takes possession other than as provided in this
Article 7, Section 1(i), Article 9, and Article 16 herein, except such repairs caused by Lessor's tortious acts or omissions, improper workmanship, or variance from plans and specifications.

              (b) Lessor hereby assigns to Lessee all construction or equipment warranties, guarantees, and/or service policies received by it which are applicable to the Improvements; provided that such assignment shall not prevent Lessor from enforcing same for its own benefit in order to perform its obligations herein. Lessor hereby represents and warrants to Lessee that, in addition to any other warranties, Lessor shall obtain a warranty covering the roof of the Leased Premises for a period of not less than 10 years.

              (c) In the event Lessee refuses or neglects to commence or to complete properly and adequately any repairs which are the responsibility of Lessee hereunder, then Lessor may (but shall not be obligated to) make such repairs after thirty (30) working days' written notice to Lessee, or such shorter period required by any emergency. In such event, Lessee shall be obligated to repay the cost thereof to Lessor, upon demand, as additional rent.

              (d) In the event Lessor refuses or neglects to commence or to complete properly and adequately any repairs which are the responsibility of Lessor hereunder, Lessee may (but shall not be obligated to) make such repairs after ten (10) working days' written notice to Lessor, or such shorter period required by any emergency. In such event, Lessor shall be obligated to repay the cost thereof to Lessee, upon demand, or after thirty (30) days' notice to Lessor of such costs incurred by Lessee, Lessee shall deduct the costs from the next installments of rent until Lessee is fully compensated.

                                     Article 8

                                  INDEMNIFICATION

              Lessee shall indemnify, defend and hold Lessor harmless from any and all Claims arising from Lessee's use of the Leased Premises or from the conduct of its business or from any activity, work or things which may be permitted or suffered by Lessee on or about the Leased Premises and shall further indemnify, defend and hold Lessor harmless from and against any and all Claims arising from any negligence of Lessee or any of its agents, contractors, employees or invitees and any and all cost, attorney's fees, expenses and liabilities necessarily incurred in the defense of any Claim or any action or proceeding brought thereon, but excepting any Claims caused by the intentional acts or negligence of Lessor, its employees, contractors or agents, or Lessor's breach of any of its obligations set forth in this Lease. Lessee hereby assumes all risk of damage to property or injury to persons in or about the Leased Premises from any cause, and Lessee hereby waives all Claims in respect thereof against Lessor, excepting where said damages are caused by the intentional acts or negligence of Lessor, its employees, contractors or agents, or Lessor's breach of any of its obligations set forth in this Lease. "Claims" is hereby defined to include claims, suits, actions, debts, damages, costs, losses, obligations, or judgments.

                                     Article 9

                               DAMAGE OR DESTRUCTION

              (a) Subject to the further provisions of this ARTICLE 9, if the Improvements are damaged or destroyed (whether partially or totally) by fire or other casualty or cause whatsoever, Lessor at its sole expense shall promptly thereafter commence and diligently pursue to completion, the rebuilding, restoration or repair of the Building and Improvements, in a good and workmanlike manner, to a state and condition of repair in which their value is not substantially less than their value immediately prior to the damage and destruction, and this Lease shall continue in full force and effect, subject to the abatement provision of SECTION 9(b).

               (b) If the Improvements are destroyed or damaged and are repaired or restored pursuant to the provisions of this ARTICLE 9, the monthly rentals payable hereunder for the period from the date of such destruction or damage to the date the Building is repaired or restored shall be abated in proportion to the degree to which the Building is rendered untenantable by Lessee for its intended purposes.

              (c) If Lessor shall be obligated or shall elect to repair or restore the Building under the provision of this ARTICLE 9, but does not commence such repair or restoration within ninety (90) days after such obligation shall accrue (except where such delay is not within the reasonable control of Lessor) or complete such repair or restoration within one hundred and eighty (180) days after the commencement thereof (except where such delay is not within the reasonable control of Lessor), Lessee may at Lessee's option cancel and terminate this Lease as of the date of the occurrence of such damage by giving Lessor written notice of Lessee's election to do so at any time after the expiration of such periods of time and prior to the completion of such restoration work by Lessor.

              (d) Upon cancellation of this Lease pursuant to this ARTICLE 9, all rental and other charges due from Lessee shall terminate, Lessor shall refund to Lessee any prepayments of rent or other charges, and both parties shall be relieved of all further obligations under this Lease.

                                     Article 10

                                    ALTERATIONS

              (a) Lessee shall not make, or suffer to be made, any structural alterations of or improvements to the Building or the Leased Premises, or any part thereof, in excess of $25,000, without the prior written consent of Lessor, which consent shall not unreasonably be withheld or delayed.

              (b) Any equipment or trade fixtures of whatsoever nature as shall have been installed in the Building by Lessee, whether permanently affixed or not, shall continue to be the property of Lessee and may, but need not be, removed by Lessee at the termination of this Lease; provided, however, Lessee shall at its own expense repair any injury to the Building resulting from any such removal and shall pay the cost of removing any trade fixtures installed by Lessee which are not removed by Lessee on or prior to the termination of this Lease.

              (c)    All alterations and improvements made to the Building under
SECTION 10(a) shall become the property of Lessor upon expiration of this Lease and need not be removed by Lessee at its expense.

                                     Article 11

                                     UTILITIES

              Lessee shall pay, before delinquency, all charges for water, gas, electricity, telephone service and all other services and public utilities furnished to or used in, upon or about the Leased Premises by Lessee during the term of this Lease.

                                     Article 12

                                    HOLDING OVER

              (a) Lessee agrees that upon the expiration or termination of this Lease

(however the same may be brought about), peaceable possession of the Leased Premises will be promptly surrendered and delivered to Lessor.

              (b) In case of holding over by Lessee after the termination of this Lease without the written consent of Lessor (however such termination shall be brought about), Lessee shall be obligated to pay rent to Lessor on a per diem basis for the entire hold over period at one hundred fifty percent (150%) of the rental rate in effect at the time of the termination of this Lease. In the event of a holding over by Lessee after the term of this Lease (whether with or without the written consent of Lessor), Lessee shall be and continue as the tenant at will of Lessor and in the event of Lessee's failure to surrender, Lessor shall be entitled to institute and maintain an action of forcible detainer of the Leased Premises in any court of competent jurisdiction.

                                     Article 13

                                ASSIGNMENT AND SALE

              (a) In the event Lessee should desire to assign this Lease or sublet the Leased Premises or any part thereof, Lessee shall give Lessor written notice of such desire, together with financial information as to the proposed assignee or sublessee sufficiently complete to allow Lessor to determine the financial condition of such assignee or sublessee, at least twenty (20) days in advance of the date on which Lessee desires to make such assignment or sublease. Lessor shall then have a period of twenty (20) days following receipt of such notice and financial information within which to notify Lessee in writing that (i) Lessor consents to such assignment or sublease, which consent shall not be unreasonably withheld, or delayed, or
(ii) Lessor does not consent thereto provided, however, that Lessee may without prior written notice and consent from Lessor, assign this Lease or sublet all or part of the Leased Premises to any entity which controls, is controlled by, or is under common control with Lessee or any entity which is a successor to Lessee by acquisition, merger, or consolidation of or with Lessee. No assignment or subletting by Lessee shall relieve Lessee of any obligation under this Lease. (iii) Upon request by Lessor, Lessee shall furnish to Lessor copies of its latest consolidated annual report together with quarterly income statements and balance sheet to date when such reports and financial statements have been publicly released.

              (b) Lessor shall have the continuing right at any time to sell or convey the Leased Premises and Lessor's rights under this Lease, and nothing herein contained shall be construed as restricting such rights of Lessor. In the event Lessor should hereafter sell or convey the Leased Premises to a third party or parties, such party or parties shall acquire the Leased Premises subject to the terms and provisions of this Lease and shall be subrogated to all of the rights and privileges of Lessor hereunder, and Lessor shall thereupon be completely relieved and discharged from all duties and obligations herein imposed upon Lessor which accrue after the effective date of such conveyance; provided that such transferee of Lessor shall have assumed all of Lessor's duties and obligations which accrue under this Lease after such date.

                                     Article 14

                             INSOLVENCY AND BANKRUPTCY

              It is mutually agreed, covenanted and understood by and between the parties hereto that in the event any proceeding under the Bankruptcy Code or any amendment thereto is commenced by or against Lessee, as debtor or in the event Lessee is adjudged insolvent or makes an assignment for the benefit of its creditors, or if a writ of attachment or execution is levied on the leasehold estate created hereby and is not released or satisfied within a reasonable time thereafter, or if a receiver is appointed in any proceeding or action to which Lessee is a party as debtor, with authority to take possession or control of the Leased Premises or the business conducted therein by Lessee, subject to the then current bankruptcy and similarly applicable laws, the same shall be a default by Lessee hereunder and Lessor shall have the right to exercise its remedies as provided hereafter.

              In the event that the obligations of Lessor under this Lease are not performed during the pendency of a bankruptcy or insolvency proceeding involving the Lessor as the debtor, or following the rejection of this Lease in accordance with Section 365 of the United States Bankruptcy Code and the election of the Lessee to remain in the possession of the Leased Premises in a bankruptcy or insolvency proceeding involving the Lessor as the debtor, then nothwithstanding any provision of this Lease to the contrary, Lessee shall have the right to set off against Rents next due and owing under this Lease (a) any and all damages that it demonstrates to the Bankruptcy Court were caused by such non-performance of the Lessor's obligations under this Lease by Lessor, debtor-in-possession, or the bankruptcy trustee and (b) any and all damages caused by the non-performance of the Lessor's obligations under this Lease following any rejection of this Lease in accordance with
Section 365 of the United States Bankruptcy Code.

                                     Article 15

                              DEFAULT AND ABANDONMENT

              (a) If Lessee shall at any time fail to pay when due any payment of rent or other sums provided for herein to be paid to Lessor, and such failure continues uncured for a period of ten (10) days after the date that Lessee receives written notice thereof from Lessor, or if Lessee shall at any time fail to perform any of the covenants, terms, conditions or provisions of this Lease (other than the payment of rent or other sums), and such failure continues uncured for a period of thirty (30) days (or if such failure cannot with reasonable diligence be cured within thirty (30) days, then such longer period of time as may be reasonably necessary, provided that Lessee shall continuously use reasonable diligence in attempting to cure such failure) after Lessor gives Lessee written notice of such failure, or if Lessee shall assign or sublet without written approval of Lessor (unless such approval is not required by the terms of this Lease), Lessor shall have any one or more of the following described remedies, in addition to all other rights and remedies provided at law or in equity:

                     (i) Lessor may terminate this Lease, upon written notice to Lessee and all of Lessee's rights shall be forfeited and lapsed, as fully as if this Lease had expired by lapse of time.

                    (ii) Lessor may terminate Lessee's right of possession (but not this Lease) and may repossess the Leased Premises by any lawful means, without further demand or notice any kind to Lessee and without terminating this Lease, in which event Lessor will use reasonable efforts to relet the same for the account of Lessee for such rent and upon such terms as shall be reasonably satisfactory to Lessor. For the purpose of such reletting, Lessor is authorized to decorate or to make any repairs, changes alterations or additions in or to Leased Premises that may be reasonably necessary. Such reletting will not be construed as an election on the part of Lessor to terminate this Lease unless a written notice of such intention be given Lessee by Lessor.

                                     Article 16

                                   EMINENT DOMAIN

              (a) If during the term hereof, all or substantially all, of the Leased Premises, shall be taken in any condemnation or eminent domain proceeding, this Lease shall thereupon terminate. In such event the obligation to pay rent and Lessee's right of possession hereunder shall terminate on the date of such taking. Any rent paid in advance shall be apportioned as of the date of such taking, and Lessee's portion thereof shall be refunded to Lessee.

              (b) If only a part of the Leased Premises are taken so as to materially affect the operation of Lessee's business from the Leased Premises and such effect would continue even though the Leased Premises were restored by Lessor as hereinafter provided, either party hereto shall have the option to terminate this Lease as of the date of ouster by giving written notice of termination within fifteen (15) days after Lessee has been ousted from possession of such part, whereupon this Lease shall be of no further force or effect, and Lessor and Lessee shall each be relieved of any obligations or liabilities hereunder as of said date of ouster. If this Lease is not terminated pursuant to the foregoing provisions, Lessor, at its own risk, expense and liability to Lessee, shall promptly (but only to the extent of the proceeds of the condemnation award) make such repairs and alterations to such part of the Leased Premises not taken so as to constitute a complete building and land site suitable for the uses and purpose for which said Leased Premises are being utilized by Lessee. In such event Lessee's right of possession as to the portion so taken shall terminate on the date of such taking, and the rental payable hereunder shall be reduced by a just and proportionate amount to be agreed to by Lessor and Lessee, taking into consideration the amount of land, and the usable space in the Building and other improvements remaining after any such taking; but, if so much is taken as to render the Leased Premises completely untenantable or unsuitable for the purpose for which they are hereby leased, and neither Lessee nor Lessor exercises the option to terminate this Lease as herein provided, all rental payments shall be suspended until the date of completion by Lessor of such repairs and alterations.

              (c) The provisions of this ARTICLE 16 shall only apply to the Improvements, and in no event shall Lessor be obligated to reconstruct any improvements constructed by Lessee but Lessor shall pay to Lessee a fair and equitable portion of the condemnation award in lieu thereof.

              (d) Any condemnation award or recovery shall belong and be paid to Lessor, and Lessee shall have no claim thereto except as specified herein. Lessee reserves the right to bring an action in its own name for its loss of business and leasehold interest as well as any other damages which Lessee may recover as a result of such condemnation action. The provisions herein shall not be subject to the rights of Lessor's mortgagors to apply condemnation proceeds to the debt secured by its mortgage.

                                     Article 17

                                 ACCESS TO PREMISES

              Lessee shall permit Lessor and its agents to enter into and upon the Leased Premises at all reasonable times during normal business hours and with at least five (5) days written notice, except in an emergency situation, in accordance with the provisions hereof, for the purpose of making repairs, alterations, or additions to any other portion of the Leased Premises, including the erection and maintenance of such scaffolding, canopy, fences and props as may be required or for the purpose of posting notices of nonliability for alterations, additions or repairs. Lessor shall conduct its activities in the Leased Premises in a manner that will cause the least possible interference with Lessee's business operations and rent shall ratably abate during the time Lessee is deprived of use of any portion of the Leased Premises as a result of Lessor's presence in the Leased Premises. Lessee shall permit Lessor, at any time within ninety (90) days prior to the expiration of this Lease, to place upon the Leased Premises usual or ordinary "For Lease" signs, and during such ninety (90) day period Lessor or its agents may, during normal business hours, enter upon the Leased Premises and exhibit same to prospective tenants.

                                     Article 18

                               SUBORDINATION OF LEASE

              Upon Lessor's request, and at Lessor's sole option, Lessee will subordinate this Lease to the liens of any first mortgage or under first lien resulting from any method of financing or refinancing except Industrial Development Bond financing or refinancing (hereinafter collectively referred to as a "Mortgage") now or hereafter existing against all or part of the Leased Premises, and to all renewal, modifications, replacements, consolidations and extensions thereof; provided that the holder of any such Mortgage agrees in writing that if the Lessor defaults under such Mortgage, the holder shall not disturb Lessee's possession, rights and leasehold interest hereunder while Lessee is not in default hereunder beyond the time allowed for curing the same. At any time and from time to time during the Term of this Lease, within twenty (20) days after Lessee's receipt of a written request from Lessor or any of Lessor's lenders, Lessee shall execute and deliver a document, in form and substance reasonably acceptable to Lessee, Lessor, and any such lender, confirming such subordination and nondisturbance. Within ninety (90) days after the date of this Lease, Lessor shall deliver to Lessee a written nondisturbance agreement from the holder of any Mortgage executed prior to the Commencement Date in form and substance reasonably acceptable to Lessee. In the event of such default by Lessor, or any foreclosure, sale or other event causing Lessor's ownership of the Leased Premises to terminate, Lessee shall attorn to the new owner and shall recognize the new owner as Lessee's Lessor under this Lease. Lessee shall, upon request of the holder of any such Mortgage, execute and deliver any instrument reasonably requested by such holder to evidence the subordination, attornment, and nondisturbance provisions set forth herein. Lessee waives any right which it might have by law or in equity to terminate this Lease or to surrender possession of the Leased Premises upon termination of, or institution of proceedings against, Lessor's rihts of ownership in the Leased Premises; provided that none of Lessee's rights and interests under this Lease are disturbed. The new owner shall recognize Lessee as a direct tenant under this Lease; provided that Lessee is not in default as would permit Lessor to terminate this Lease, and that Lessee delivers to the new owner upon demand an instrument certifying to such effect and confirming the agreement of Lessee to attorn to the owner. As herein used, the term "foreclosure" shall include both judicial proceedings and the exercise of a power of sale under any mortgage or deed of trust without recourse to judicial proceedings.

                                     Article 19

                                ESTOPPEL CERTIFICATE

              Lessor and Lessee each hereby agree, at any time and from time to time within thirty (30) days after requested by the other party, to execute and deliver to the other party a written certificate stating (a) whether this Lease is in full force and effect; (b) whether this Lease has been modified or amended and if so, identifying and describing any such modification or amendment; (c) whether rent and other charges have been paid more than thirty (30) days in advance of the date when due and if so that date to which that have been paid in advance; and (d) whether, to the knowledge of the party giving the certificate, any uncured default exists on the part of the other party, and, if so, specifying the nature of such default.

                                     Article 20

                                       WAIVER

              No covenant or condition of this Lease to be performed by Lessee and/or Lessor can be waived except by the written consent of Lessor and/or Lessee, and forbearance or indulgence by Lessor or Lessee in any regard whatsoever shall not constitute a waiver of the covenant or condition to be performed by Lessee and/or Lessor to which the same may apply; and until complete performance by Lessee or Lessor of said covenant or condition, Lessor and/or Lessee shall be entitled to invoke any remedy available to it under this Lease or at law, despite said forbearance or indulgence. The subsequent acceptance of rental hereunder by Lessor shall not be deemed to be a waiver of any preceding breach by Lessee of any term, covenant or condition of this Lease, other than the failure of Lessee to pay the particular rental so accepted, regardless of Lessor's knowledge of such preceding breach at the time of acceptance of such rental.

                                     Article 21

                                  QUIET ENJOYMENT

              Lessor agrees that so long as Lessee is not in default hereunder Lessee shall have the quiet enjoyment of the Leased Premises without hindrance on the part of Lessor, and Lessor will defend Lessee in the peaceful and quiet enjoyment of the Leased Premises (other than those claiming by, through, or under Lessee).

                                     Article 22

                             ATTORNEY FEES AND INTEREST

              (a) In the event either party hereto shall institute suit against the other with reference to the terms and conditions of this Lease, the prevailing party shall be entitled to reasonable attorney's fees and court costs.

              (b) All sums due from one party to the other party hereunder which are not paid when due shall bear interest at the lesser of ten percent (10%) per annum or the national prime interest rate plus two percent (2%) per annum from the date same became due until paid.

                                     Article 23

                                       SIGNS

              Lessee shall have the right to install, maintain and replace exterior signs in or on the Leased premises subject to any applicable laws, codes or ordinances and subject to any reasonable rules and regulations adopted for the Leased Premises. Lessee shall make all repairs required by reason of the installation and maintenance of its signs, except damage caused by the acts of Lessor, its agents, servants or employees.

                                     Article 24

                                 SERVICE OF NOTICE

              Any notice or demand which either party hereby may desire to serve upon the other in furtherance of any provisions of this Lease shall be in writing and shall be sufficiently served if the same shall be sent by Federal Express or other overnight courier service, or shall be sent United States Mail, postage prepaid, certified or registered, or shall be sent by facsimile transmission, addressed, in the instance of Lessor, as follows:

                            VRS/TA/S Houston, L.P.
                            520 Post Oak Blvd., Suite 320
                            Houston, Texas  77027
                            (Fax) 713-963-8079

or to such other address as Lessor shall designate by written notice to Lessee, and in the instance of Lessee, addressed as follows:

                            United Stationers Supply Co.
                            2200 East Golf Road
                            Des Plaines, Illinois 60016-1267
                            Attention:  President
                            (Fax) 847-699-8046

or such other address as Lessee shall designate by written notice to Lessor.

Such notices shall be deemed to have been served at the time of the actual receipt or refusal of delivery thereof.

                                     Article 25

                                      CAPTIONS

              The various headings and numbers herein and the grouping of the provisions of this Lease into separate articles and paragraphs are for the purpose of convenience only and shall not be considered a part hereof.

                                     Article 26

                                        TIME

              Time is of the essence of this Lease and each and all of its provisions.

                                     Article 27

                               SUCCESSORS AND ASSIGNS

              This Lease shall inure to the benefit of and be binding upon the heirs, executors, administrators, successors and assigns of Lessor and Lessee; provided, however, that nothing herein shall impair any of the provisions herein above set forth inhibiting assignment or subletting without the written consent of Lessor.

                                     Article 28

                                 PARTIAL INVALIDITY

              If any term, covenant, condition or provision of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease shall not be affected thereby and each term, covenant, condition and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

                                     Article 29

                                      CONSENT

              Whenever the consent of either Lessor or Lessee must be obtained hereunder, such consent shall not be unreasonably withheld or delayed.

                                     Article 30

                                   FORCE MAJEURE

              (a) Whenever Lessor or Lessee shall be required hereunder or by law to perform or provide any contract, act, work, labor or service, or to perform or comply with any law, order, ordinance, or building, zoning or other regulations, requirements, or rule of any governmental authority having jurisdiction, or to perform any covenant hereunder (other than the payment of any sum of money) such party shall not be deemed in default therein and the other party hereto shall not enforce or exercise any of its rights hereunder if and so long as:

              (i) Non-performance or default therein shall be caused by strikes, lockouts, non-availability of labor or materials, war or national defense, governmental restrictions, acts of God or other such unforeseeable events or circumstances beyond the control of such party; and

              (ii) To the extent applicable and reasonable, such party shall contest the matter involved with due diligence and in good faith in a proper forum or court with the person or governmental authority requiring such payment, act, work, labor, services, contract or lien.

              (b) The foregoing provision of this ARTICLE 30 shall not apply to the payment by Lessee to Lessor of rent or any other monetary sums due by Lessee hereunder or to any of Lessor's obligations under ARTICLE 1 of this Lease.



                                     Article 31

                                     ALTERATION

              This Lease shall not be altered, amended, or modified in any way or terminated except by an instrument in writing, executed by both parties.


                                     Article 32

                              PERSONAL PROPERTY TAXES

              During the term hereof, Lessee shall pay prior to delinquency all taxes assessed against and levied upon fixtures, furnishings, equipment and all other personal property of Lessee contained in the Leased Premises; and, when possible, Lessee shall cause said fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the Leased Premises.

                                     Article 33

                                 LEGAL CONSTRUCTION

This Agreement shall be construed in accordance with the laws of the State of Texas.


                                     Article 34

                              LIMITATION OF LIABILITY

              Neither party shall ever be liable for consequential or punitive damage in connection with any of its obligations hereunder.

                                     Article 35

                                     NET LEASE

              This Lease is a net lease, and except as otherwise expressly provided herein, Lessee shall pay all costs and other expenses of every character, foreseen or unforeseen, for the payment of which Lessee is or shall become liable by reason of its estate or interest in the Leased Premises, or which are connected with or arise out of the possession, use, occupancy, maintenance or repair of the Leased Premises or any portion thereof by Lessee. Rent and any and all other amounts payable by Lessee hereunder shall be paid by Lessee without notice or demand (except as herein otherwise provided), and without any set off, deduction, abatement, suspension, deferment, diminution or reduction of any kind for any reason, except as specifically provided herein.

                                     Article 36

                     LIMITATION OF LESSOR'S PERSONAL LIABILITY

              Notwithstanding any other provision in this Lease to the contrary, Lessee specifically agrees to look solely to Lessor's interest in the Leased Premises and in this Lease for the recovery of any judgment from Lessor, it being agreed that Lessor shall never be personally liable for any such judgment.

                                     Article 37

                         COMPLIANCE WITH ENVIRONMENTAL LAWS

              (a) Lessor warrants and represents to Lessee that, to the best of Lessor's knowledge and after reasonable inquiry, the Leased Premises will be in full compliance at the date of delivery to Lessee with all applicable Environmental Laws.

              (b) Lessor shall defend, indemnify and save Lessee, its officers, directors, agents and employees, harmless from and against all claims, obligations, demands, actions, proceedings and judgments, loss, damage, liability and expense (including reasonable attorney's fees and expenses) which any one or more of them may sustain in connection with any noncompliance of the Leased Premises as of the Commencement Date with all Environmental Laws or in connection with any environmental condition affecting the Leased Premises not caused by Lessee.

                                     Article 38

                      LESSOR'S REPRESENTATIONS AND WARRANTIES

              Lessor will represent and warrant to Lessee, as of the Commencement Date, that to the best of its knowledge:

              (a) Lessor does not have knowledge of, or reason to believe that there are grounds for, the filing of a lien against the Leased Premises, other than the lien for the construction loan.

              (b) Lessor does not have knowledge of any pending condemnation or similar proceeding affecting the Leased Premises or any portion thereof.

              (c) Lessor does not have knowledge of any legal actions, suits, or other legal or administrative proceedings, pending or threatened against the Leased Premises or Lessor nor that any such action, suit, proceeding or claim has been threatened or asserted against Lessor or the Leased Premises.

              (d) Lessor has granted no leases or license, nor created any tenancies, affecting the Leased Premises and there are no parties in possession of any portion of the Leased Premises as trespassers or otherwise.

              (e) Lessor does not have knowledge of any uncured violations of federal, state or municipal laws, ordinances, orders, regulations, or requirements affecting any portion of the Leased Premises.

              (f) The Leased Premises have adequate legal access to abutting public highways, streets and roads.


              (g) Lessor does not have knowledge of any pending or threatened governmental or private proceedings which would impair or result in the termination of access from the Leased Premises to abutting public highways, streets and roads.

              (h) Lessor does not have knowledge of, or reason to believe that there are (i) any government agencies investigating the Leased Premises,
(ii) any environmental defects affecting the Leased Premises or property, (iii) radon or radon decay products, asbestos or asbestos decay products, within the Building or (iv) mines or other subsurface conditions which would have a materially adverse effect on the Leased Premises.

              (i) Lessor does not have knowledge that the Leased Premises or any adjacent property now are or have been the site of any place of business engaged in operations which involve the generation, manufacture, refining, transportation, treatment, storage, handling or disposal of any Hazardous Materials, above or below ground.

              (j) There is presently in existence or available adequate water, electrical, sewage, stormwater and drainage systems, and gas utility service required for the intended use of the Leased Premises.

              (k) The intended use and occupancy of the Leased Premises are in full compliance with all requirements of applicable building, zoning and land development ordinances and all conditions of applicable planning board subdivision, site plan and variance (if any) approvals.

              (l) Lessor has obtained or will obtain all required plan approvals, permits and certificates of occupancy necessary for Lessee's occupancy and intended use.

              (m) Lessor has no knowledge, or reason to believe that there are underground storage tanks located on the Leased Premises, nor have there been any in the past.

                                   Article 39

                           OWNERSHIP OF LEASED PREMISES

              Lessor represents and warrants that, upon acquisition of title to the Leased Premises by Lessor, there shall be no reservations, easements, building lines, covenants, restrictions, encumbrances or other objections or exceptions to good and marketable title that would prevent or impair either the timely construction of the Improvements in accordance with the Construction Documents approved by Lessee, or the use thereof as contemplated by Lessee. Immediately upon acquiring title to the site Lessor shall furnish Lessee a copy of the title policy showing title in Lessor. If it is determined that Lessor and/or its assigns does not have good and clear title to the Leased Premises at any time after commencement of construction Lessee may terminate this Agreement by giving Lessor written notice of its election to terminate, whereupon Lessee shall have no further obligation to Lessor under this Lease.

                                     Article 40

                     COMPLIANCE WITH PUBLIC ACCOMMODATION LAWS

              (a) Lessor represents, warrants and covenants that, upon the Commencement Date, the Leased Premises will comply with all applicable laws, regulations, and building codes, including, without limitation, all laws governing non discrimination in public accommodations and commercial facilities, including, without limitation, the requirements of the Americans with Disabilities Act and all regulations thereunder.

              (b) Lessor agrees to indemnify, defend and hold harmless Lessee, its officers, directors and employees from and against any and all claims, liabilities, losses and expenses (including reasonable attorney's fees) arising in connection with Lessor's failure to comply with the provisions of this Article, save and except the continued negligence of Lessee.

              EXECUTED as of the date set forth hereinabove.

LESSOR:


VRS/TA/S Houston, L.P.
A Texas limited partnership
By:    VRS/TA Realty Corp.  (its general partner)
By:    /s/ [Iillegible]
   ---------------------------
Its:   Sr. Vice President
    --------------------------
LESSEE:


United Stationers Supply Co.
An Illinois Corporation

By:  /s/ James A. Pribel
   ----------------------------
Its:  Treasurer & Secretary
    ---------------------------

                                    EXHIBIT A



METES AND BOUNDS DESCRIPTION OF 9.6737 ACRES OR 421,387 SQUARE FEET OF LAND OUT OF THAT CERTAIN 21.873-ACRE TRACT BEING ALL OF UNRESTRICTED RESREVE "A", NORTHWEST PLACE, A SUBDIVISION RECORDED IN VOLUME 302, PAGE 16, HARRIS COUNTY MAP RECORDS (H.C.M.R.) IN THE W. C. WALLACE SURVEY, A-848, CITY OF HOUSTON, HARRIS COUNTY, TEXAS:

BEGINNING: AT A FOUND "X" CUT IN CONCRETE IN THE SOUTH LINE OF PINEMONT DRIVE, AN 80-FOOT RIGHT-OF-WAY, MARKING THE NORTHWEST CORNER OF SAID RESERVE "A", SAID "X" BEING THE 10-FOOT SETBACK CORNER OF THE EAST LINE OF HOLLISTER ROAD, A 100-FOOT RIGHT-OF-WAY;

THENCE: NORTH 87 DEG 36 MIN 10 SEC EAST, ALONG THE SOUTH LINE OF PINEMONT DRIVE, A DISTANCE OF 607.00 FEET TO A SET 5/8-INCH IRON ROD MARKING THE NORTHEAST CORNER OF THE HEREIN DESCRIBED TRACT;

THENCE: SOUTH 02 DEG 23 MIN 50 SEC EAST, DEPARTING FROM THE SOUTH LINE OF PINEMONT DRIVE A DISTANCE OF 682.58 FEET TO A SET 5/8-INCH IRON ROD IN THE NORTH LINE OF LANGTRY STREET, A 60-FOOT RIGHT-OF-WAY MAKING THE SOUTHEAST CORNER OF THE HEREIN DESCRIBED TRACT;

THENCE: SOUTH 87 DEG 57 MIN 34 SEC WEST, ALONG THE NORTH LINE OF LANGTRY STREET, A DISTANCE OF 613.97 FEET TO A FOUND 5/8-INCH IRON ROD MARKING THE MOST SOUTHERLY SOUTHWEST CORNER OF SAID RESERVE "A" AND THE HEREIN DESCRIBED TRACT, SAID 5/8-INCH IRON ROD BEING THE 10-FOOT SETBACK CORNER OF THE EAST LINE OF HOLLISTER ROAD;

THENCE: NORTH 45 DEG 42 MIN 19 SEC WEST, A DISTANCE OF 13.82 FEET TO A FOUND 5/8-INCH IRON ROD IN THE EAST LINE OF HOLLISTER ROAD, SAID 5/8-INCH IRON ROD BEING IN THE LEFT;

THENCE: ALONG THE EAST LINE OF HOLLISTER ROAD, IN A NORTHEASTERLY DIRECTION, AROUND A CURVE TO THE LEFT WHOSE RADIUS EQUALS 2,350.00 FEET, HAVING A CENTRAL ANGLE OF 02 DEG 33 MIN 39 SEC, AN ARC LENGTH OF 105.04 FEET, A CHORD BEARING OF NORTH 00 DEG 45 MIN 59 SEC EAST AND A DISTANCE OF 105.03 FEET TO A FOUND 5/8-INCH IRON ROD, THE POINT OF TANGENCY OF THE CURVE;

THENCE: NORTH 02 DEG 02 MIN 49 SEC WEST, ALONG THE EAST LINE OF HOLLISTER ROAD, A DISTANCE OF 553.73 FEET TO A FOUND "X" CUT IN CONCRETE, MARKING THE MOST WESTERLY NORTHWEST CORNER OF SAID RESERVE "A" AND THE HEREIN DESCRIBED TRACT;

THENCE: NORTH 42 DEG 46 MIN 14 SEC EAST, A DISTANCE OF 14.19 FEET TO THE PLACE OF BEGINNING AND CONTAINING 9.6737 ACRES OR 421,387 SQUARE FEET OF LAND, MORE OR LESS.

Exhibit B


Blueprint of office building appears here.

                                   EXHIBIT "B"


IMPROVEMENT SPECIFICATIONS

Our proposal is based on the initial construction of a 240,000 square foot facility on a 9.56 square acre site. Parking will be provided for 80 cars.
The proposed building will have 8,000 square feet of office area. Further, as the enclosed site plan indicates, the building is a rear loading facility with a 130' truck court. Although the building is designed to be cost efficient it will appropriately present the image of a significant facility for United Stationers, Inc. Please review the following construction features:

EARTH WORK

We will strip the site to a depth of 4" with strippings hauled off-site if they are not used for back fill of curbs and/or top soil at landscaped areas. Subgrade at concrete paving is assumed to be an average excavation of 6" to 9", which is to be relocated and compacted within the building pad. The building pad will require approximately 2"-0" of off-site select fill material (minimum 20 P.I.) and compacted in 8" lifts to create a 48" dock height.

SITE WORK

We will pour the sidewalks to be 4-1/2" thick 3,000 PSI concrete reinforced with 10-gauge wire mesh and a broom finish. The car parking will be 5" thick 3,000 PSI concrete reinforced with one (1) layer of No.3 rebar at 18" on center each direction with a broom finish. The truck court and outside storage area shall be 6" thick 3,000 PSI concrete also reinforced with one
(1) layer of No.3 rebar at 18" on center each direction with a broom finish. All paved areas will have sealed joints at an average spacing of 30'-0" on center. Car parking, drives, and the East elevation of the truck court shall receive a 6" machine extruded, cast-on type curb with reinforcing steel.

Storm drainage shall be underground plastic and concrete pipe for all paved surfaces.

BUILDING CONCRETE AND STRUCTURE

The foundation will consist of drilled under-ream footings. The warehouse slab shall be 6" thick 3,000 PSI concrete with one (1) layer of No.4 rebar at 16" on center in each direction with a smooth trowel finish. The slab area is to receive one (1) coat of Lapidolith floor hardener. The slab will be leveled to a standard of FF-50. All slabs to be placed with a 1/8" wide saw cut control joint placed at 20'-0" centers in each direction. The office slab shall be 6" thick 3,000 PSI concrete with one (1) layer of No.4 rebar at 16" on center in each direction with a smooth trowel finish.

The roof framing will consist of structural steel columns, joist girders and bar joists. Warehouse column spacing shall be 40'-0"x40'-0. The warehouse roof structure will provide a minimum clear height of 30'.

Improvement Specifications
Page 2


There will be a 22 gauge galvanized roof deck covered with 1" rigid insulation board. The board will be covered with two base sheets and hot asphalt and these two sheets will be covered with a .060 mil thick modified bituminous cap sheet set in hot asphalt. The resulting roof has a 15 year warranty and is 20 year bondable if so desired.

Roof drainage has been designed to drain front and rear of the warehouse to surface mounted gutters and recessed downspouts.

The windows are punched type, 8'-0" x 6'-0" with sloped concrete sill and jam with glass set in aluminum frames. The main entry shall receive one (1) pair of 3'-0" x 9'-0" doors. All aluminum is designed to be clear or black with bronze or gray non-reflective glass. The warehouse area shall receive seventy five (75) 4'-0' x 4'-0" skylights.

All of the exterior tiltwall panels will be approximately 15'-0" wide with 3,000 PSI standard gray concrete reinforcing bars necessary for in-service use. The panels will be load bearing job cast with thickness as designed by the structural engineer.

All surfaces of exterior tiltwall panels shall receive a medium textured flat latex with reveal pattern.

The exterior door and dock equipment are as follows:

            6 EACH       -      3' x 7' hollow metal doors and frames
           30 EACH       -      9' x 10' nominal 24-gauge sectional overhead
                                door
           28 EACH       -      3,000 pound capacity mechanical edge-of-dock
                                levelers

The special equipment is as follows:

         EYE WASH          -   Included in office finish allowance
         WATER FOUNTAIN    -   Included in office allowance
         INTERIOR LADDER   -   An interior roof ladder will be provided from
                               the slab to the roof deck


OFFICE INTERIORS

The development of 8,000 square feet of office area is included within the scope of this proposal at a cost of $30.00 per square foot. This allowance is to include the separation wall between the warehouse and office areas. If we are selected as the developer for this project it is our team's intention to work closely with United Stationers, Inc. in designing the most functional and cost efficient office layout possible.

Improvements Specifications
Page 3


FIRE SPRINKLER SYSTEM

The sprinkler system will be a ESFR system for class 4 ordinary hazard with 28 foot storage height.

PLUMBING

The domestic water service will be a 2-1/2" Type-K copper underground service extending from a 2" water meter. The sanitary sewer has been designed to be PVC material with a 6" line connecting the existing sanitary manhole to the building with clean-out spacings per the City of Houston requirements. Interior plumbing is provided within the office finish allowance.

Four (4) hose bibs will be provided and located as determined.


HEATING, VENTILATION AND AIR CONDITIONING

1.       OFFICE

         The HVAC cost is included within the office finish allowance. It is our intention to have the system consist of bottom discharge, summer/winter, DX rooftop package units. Air distribution will be through ducted supply systems with ducted return. Ductwork will be 1" thick fiberglass duct board. All rooftop units shall be provided with insulated factory curbs.


2.       WAREHOUSE

         Six air changes per hour will be achieved through roof fans with fixed in-take wall louvers with bird screens. Heating will provide freeze protection of the fire sprinkler system.


ELECTRICAL

The building service will consist of 2,000 amp overhead service to a location on the East elevation behind the office section.

         SITE LIGHTING

         400 watt wall pack lighting units at 75 feet on center located on the front and back of the building.

Improvement Specifications
Page 4


         WAREHOUSE LIGHTING

         400 watt metal halide fixtures are provided for an average illumination of thirty foot-candles.

         OFFICE LIGHTING

         Cost to be included within the office finish allowance and designed accordingly.